Execution Copy: August 1, 2013

ASSET PURCHASE AGREEMENT

ASSET PURCHASE AGREEMENT (“Agreement”), dated August 1, 2013 (the “Effective Date”), between Mikah Pharma LLC a limited liability company organized under the laws of the State of Delaware ( “Seller”) and Elite Laboratories, Inc., a corporation incorporated under the laws of the State of Delaware (“Buyer”). Buyer and Seller are each “Party” to this Agreement and together constitute the “Parties”.

Background

Seller owns ANDAs that it acquired from Actavis, Inc. that was operating under a Consent Decree, a copy of which was provided to Buyer, which may subject the ANDAs (as defined below) to additional scrutiny before FDA permits the Products (as defined below) to be manufactured elsewhere. Nevertheless, on the terms and conditions set forth in this Agreement and the Consent Decree, Buyer wishes to purchase from Seller and Seller wishes to sell to Buyer, the ANDAs.

NOW, THEREFORE, in consideration of the mutual covenants herein contained and for other good and valuable consideration the receipt and adequacy of which are hereby acknowledged, the Parties hereby agree as follows:

Article 1

DEFINITIONS

Section 1.1                  Definitions

All terms not defined below are defined elsewhere in this Agreement.

“Affiliate” means any Person that directly or indirectly Controls, is Controlled by or is under common Control with another Person. A Person will be deemed to “Control” another Person if it has the power to direct or cause the direction of the other Person, whether through ownership of securities, by contract or otherwise.

“Agency” means any governmental regulatory authority or authorities in the United States responsible for granting approval(s), clearance(s), qualification(s), license(s) or permit(s) for any aspect of the research, development, manufacture, marketing, distribution or sale of a Product. The term “Agency” includes, but is not limited to, the FDA and the United States Drug Enforcement Administration.

“ANDA(s)” means Abbreviated New Drug Applications listed in Schedule 1 and all amendments thereto, that have to date been filed with the FDA seeking authorization and approval to manufacture, package, ship and sell, as more fully defined in 21 C.F.R. Part 314, the Products.

{***} Confidential portions of this exhibit have been redacted and filed separately with the Commission pursuant to a confidential treatment request in accordance with Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

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“ANDA Technology and Scientific Materials” means any technological, scientific, chemical or biological materials, trade secrets, know-how, Intellectual Property, techniques, data, inventions, practices, methods and all other confidential and proprietary technical, research, development and other applicable business information (whether patented, patentable or otherwise) related to the manufacture, validation, packaging, release testing, stability and shelf life of the Product, including all Product formulations, in existence and in the possession of Seller as of the Closing Date.

“Assumed Liabilities” has the meaning set forth in Section 2.3.

“Bill of Sale” means a bill of sale to be delivered by Seller to Buyer effective on the Closing Date, substantially in the form of Exhibit A.

“Business Day” means any day other than a Saturday, Sunday or other day on which banks in New York, New York are permitted or required to close by law or regulation.

“Buyer” has the meaning set forth in the preamble.

“Buyer Indemnified Parties” has the meaning set forth in Section 8.2.

Calendar Quarter” means the three month period ending on the last day of each of March, June, September and December.

“Closing” and “Closing Date” have the meanings given such terms in Section 3.1.

“Development” means all preclinical and clinical drug development activities, including test method development and stability testing, toxicology, bioequivalency, formulation, process development, manufacturing scale-up, development-stage manufacturing, quality assurance/quality control development, statistical analysis and report writing, conducting clinical trials for the purpose of obtaining any and all approvals, licenses, registrations or authorizations from any Agency necessary for the manufacture, use, storage, import, export, transport, promotion, marketing and sale of the Products, Product approval and registration, and regulatory affairs related to the foregoing. “Develop” means to engage in Development.

“Effective Date” has the meaning set forth in the preamble.

“Encumbrance” means any mortgage, charge, lien, security interest, easement, right of way, pledge or encumbrance of any nature whatsoever.

“Excluded Liabilities” has the meaning set forth in Section 2.3.

“FDA” means the United States Food and Drug Administration.

“Governmental Entity” means any court, administrative agency, department or commission or other governmental authority or instrumentality, whether U.S. or non-U.S.

{***} Confidential portions of this exhibit have been redacted and filed separately with the Commission pursuant to a confidential treatment request in accordance with Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

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“Governmental Rule” means any law, judgment, order, decree, statute, ordinance, rule or regulation issued or promulgated by any Governmental Entity or Agency.

“Intellectual Property” has the meaning set forth in Section 4.7.

“Liabilities” means any and all debts, liabilities and obligations, whether accrued or fixed, absolute or contingent, matured or unmatured, or determined or determinable, including those arising under any law, action or governmental order and those arising under any contract, agreement, arrangement, commitment or undertaking, or otherwise.

“Losses” means, collectively, any and all damages, losses, taxes, Liabilities, claims, judgments, penalties, costs and expenses (including reasonable legal fees and expenses).

“Material Adverse Effect” means an effect which is material and adverse to the Purchased Assets taken as a whole, but does not include: (i) any adverse effect due to changes in conditions generally affecting (A) the healthcare industry or (B) the United States economy as whole, (ii) any change or adverse effect caused by, or relating to, the announcement of this Agreement and the transactions contemplated by this Agreement or (iii) any adverse effect due to legal or regulatory changes.

“Mutual Confidential Disclosure Agreement” means the Mutual Confidential Disclosure Agreement entered into by the parties dated May 18, 2010.

“Person” means any individual, corporation, partnership, limited liability company, joint venture, trust, business association, organization, Governmental Entity or other entity.

“Product(s)” means the pharmaceutical or products now or hereafter described in the ANDAs.

“Purchase Note” has the meaning set forth in Section 2.1.

“Purchase Price” has the meaning set forth in Section 2.1.

“Purchased Assets” has the meaning set forth in Section 2.2.

“Security Agreement” has the meaning set forth in Section 2.1.

“Territory” means the United States and its territories, possessions, and commonwealths, including Puerto Rico.

“United States” or “U.S.” or “U.S.A.” means the United States of America.

Section 1.2                  Interpretation

When used in this Agreement the words “include”, “includes” and “including” will be deemed to be followed by the words “without limitation.” Any terms defined in the singular will have a comparable meaning when used in the plural, and vice-versa.

{***} Confidential portions of this exhibit have been redacted and filed separately with the Commission pursuant to a confidential treatment request in accordance with Rule 24b-2 of the Securities Exchange Act of 1934, as amended

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Section 1.3                  Currency

All currency amounts referred to in this Agreement are in United States Dollars, unless otherwise specified.

Article 2

SALE AND PURCHASE OF ASSETS

Section 2.1                  Purchase and Sale

Upon the terms and subject to the conditions of this Agreement, on the Closing Date, upon payment of the $10,000,000 purchase price (the “Purchase Price”) in the form of a Senior Secured Convertible Promissory Note ( the “Purchase Note”), a copy of the form of which is attached hereto as Exhibit B, payment and performance of which by Buyer is secured in accordance with an ANDA Security Agreement in the form attached hereto as Exhibit C (the “Security Agreement”), and by this reference incorporated herein, Seller will sell, assign, transfer, convey and deliver to Buyer, and Buyer will purchase, acquire and accept, all right, title and interest, within the Territory, of Seller in, to and under the Purchased Assets.

Section 2.2                  Purchased Assets

The term “Purchased Assets” means the following properties, assets and rights of whatever kind and nature, tangible or intangible, of Seller existing on the Closing Date that relate solely and exclusively to the ANDAs and any testing, data, studies, and formulations created in connection therewith including but not limited to: (i) the ANDAs, (ii) any correspondence with the FDA in Seller’s files with respect to the ANDAs, (iii) the right of reference to the Drug Master Files, as set forth in the ANDAs; (iv) the ANDA Technology and Scientific Materials; (v) all rights to manufacture, sell or otherwise exploit any products resulting therefrom including all rights to revenues generated therefrom; and (vi) a royalty free limited license to use any ANDA Technology and Scientific Materials which is common to the Product and any other product of Seller, but only for Buyer’s use in connection with the manufacture of any Product.

Section 2.3            Assumption of Certain Liabilities and Obligations

From and after the Closing, Buyer will assume, be responsible for and pay, perform and discharge when due only those Liabilities in connection with the Purchased Assets, the use thereof and the later sale of any Product by Buyer arising from and after the Closing Date and only with respect to events, conditions, actions or circumstances first arising after the Closing Date, including but not limited to (i) Liabilities arising from any patent or trademark infringement claim or lawsuit brought by any Third Party, (ii) any product liability claim, and (iii) Liabilities arising from FDA or any other Governmental Entity action or notification after the Closing Date (collectively, the “Assumed Liabilities”). Notwithstanding the foregoing, Buyer will not assume or be liable for any Liabilities arising in connection with the Product and the Purchased Assets manufactured prior to the Closing Date, including Liabilities resulting from Third Party agreements of Seller or its Affiliates and Third Party claims arising out of acts or omissions of Seller prior to Closing Date (collectively, the “Excluded Liabilities”).

{***} Confidential portions of this exhibit have been redacted and filed separately with the Commission pursuant to a confidential treatment request in accordance with Rule 24b-2 of the Securities Exchange Act of 1934, as amended

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Article 3

CLOSING

Section 3.1                  Closing Date

The closing of the sale and transfer of the Purchased Assets (the “Closing”) will take place at the offices of either Buyer or Seller or by fax, electronic delivery or mail, or other place as mutually agreed to by the Parties. The Closing shall take place on the Effective Date or first Business Day following the execution of this Agreement; provided, however, all of the conditions to each Party’s obligations under this Article have been satisfied or waived, or at such other time and date as will be mutually agreed to by the Parties hereto (such date of the Closing being hereinafter referred to as the “Closing Date”).

Section 3.2                  Intentionally left blank.

Section 3.3                  Conditions to Obligations of Buyer

The obligation of Buyer to purchase the Purchased Assets from Seller is subject to the satisfaction on and as of the Closing of each of the following conditions, unless waived by Buyer:

(a)                Representations. The representations and warranties of Seller set forth in this Agreement will be true and correct as of the Closing as though made on and as of the Closing, except to the extent such representations and warranties relate to an earlier date (in which case such representation and warranties will be true and correct as of such earlier date).

(b)               Performance of Obligations of Seller. Seller will have performed or complied in all material respects with all obligations, conditions and covenants required to be performed by it under this Agreement at or prior to the Closing.

(c)                Closing Deliveries. Seller will have executed and delivered to Buyer, dated as of the Closing Date, the (i) Bill of Sale, and (ii) a “Transfer of Ownership” letter to the FDA, relating to each of the ANDAs, as prescribed in 21 CFR 314.72, and shall deliver to Buyer a certificate of the Secretary of State or other applicable Governmental Authority certifying the good standing of Seller in its jurisdiction of organization as of a date within seven days of the Closing Date.

(d)               ANDAs. As further described in Section 6.2, Seller will deliver the ANDAs to Buyer.

(e)                No Government Rule enacted, entered, promulgated, enforced or issued by any Governmental Entity, Agency, or other legal restraint or prohibition shall be pending, threatened or in effect, which would (i) prevent consummation of any of the transactions contemplated by this Agreement, (ii) cause any of the transactions contemplated by this Agreement to be rescinded following consummation or (iii) affect adversely the right of Purchaser to own or exploit the Purchased Assets.

{***} Confidential portions of this exhibit have been redacted and filed separately with the Commission pursuant to a confidential treatment request in accordance with Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

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Section 3.4                  Conditions to the Obligations of Seller

The obligations of Seller to sell, assign, convey, and deliver the Purchased Assets, or to cause the Purchased Assets to be sold, assigned, conveyed or delivered, as applicable, to Buyer are subject to the satisfaction on and as of the Closing of each of the following conditions, unless waived by the Seller:

(a)                Representations and Warranties. The representations and warranties of Buyer set forth in this Agreement will be true and correct in all material respects as of the Closing as though made on and as of the Closing, except: (i) to the extent such representations and warranties expressly relate to an earlier date (in which case such representations and warranties will be true and correct as of such earlier date) and (ii) for breaches of representations and warranties as to matters that individually or in the aggregate would not materially interfere with Buyer’s performance of its obligations hereunder; and

(b)               Closing Deliveries. Buyer shall have delivered to Seller, (i) an original executed copy of the Purchase Note and Security Agreement, and (ii) a certificate of the Secretary of State or other applicable Governmental Authority certifying the good standing of Buyer in its jurisdiction of organization as of a date within seven days of the Closing Date.

Article 4

REPRESENTATIONS AND WARRANTIES OF SELLER

As of each of the Effective Date and Closing Date, Seller hereby represents and warrants to Buyer as follows:

Section 4.1                  Seller Organization; Good Standing; Business

Seller is a limited liability company, duly organized, validity existing and in good standing under the laws of the State of Delaware. Seller has the requisite power and authority to own the Purchased Assets and to carry on its business as currently conducted. Seller is duly qualified to conduct business as a foreign limited liability company and is in good standing in each jurisdiction where the nature of the business conducted by it makes such qualification necessary, except where the failure to do so qualify or be in good standing would not have a Material Adverse Effect. Seller, in the ordinary course of its business, regularly acquires and sells ANDAs.

Section 4.2                  Authority; Execution and Delivery

Seller has the requisite limited liability company power and authority to enter into this Agreement and to consummate the transaction contemplated. The execution and delivery of this Agreement by Seller and the consummation of the transactions contemplated have been validly authorized. This Agreement has been executed and delivered by Seller and, assuming the due authorization, execution and delivery of this Agreement by Buyer, will constitute the legal and binding obligation of Seller, enforceable against it in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer and other similar laws affecting creditors’ rights generally from time to time in effect and to general principles of equity (including concepts of materiality, reasonableness, good faith and fair dealing) regardless of whether considered in a proceeding in equity or at law.

{***} Confidential portions of this exhibit have been redacted and filed separately with the Commission pursuant to a confidential treatment request in accordance with Rule 24b-2 of the Securities Exchange Act of 1934, as amended

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Section 4.3                  Consents; No Violation, Etc.

The execution and delivery of this Agreement do not, and the consummation of the transactions contemplated hereby and the compliance with the terms hereof will not: (i) violate any Governmental Rule applicable to Seller, (ii) conflict with any provision of the certificate of incorporation or by-laws or certificate of formation or operating agreement (or similar organizational document) of Seller, (iii) result in a violation or breach of, or constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, cancellation or acceleration) under, or result in the creation of any Encumbrance upon any of the Purchased Assets (other than those imposed by the Security Agreement) under any of the terms, conditions or provisions of, any contract, agreement, plan, understanding, undertaking, commitment or arrangement, whether written or oral, any note, bond, mortgage, indenture, lease, license, deed of trust, loan, or other agreement, instrument or obligation to which Seller is a party or by which Seller or any of the Purchased Assets may be bound, (iv) to the knowledge of Seller, violate any rights of any non-party, or (v) require any approval, authorization, consent, license, exemption, filing or registration with any court, arbitrator or Governmental Entity, except, with respect to the foregoing clauses (i) and (iii), for such violations or conflicts which would not have a Material Adverse Effect or materially interfere with Seller’s performance of its obligations hereunder or, with respect to the foregoing clause (v), for such approvals, authorizations, consents, licenses, exemptions, filings or registrations which have been obtained or made or which, if not obtained or made, would not have a Material Adverse Effect or interfere with Seller’s performance of its obligations hereunder.

Section 4.4                  Litigation

To the knowledge of Seller, there are no claims, suits, actions or other proceedings pending or threatened in writing against Seller at law or in equity before or by any Governmental Entity or Agency, including but not limited to federal, state, municipal or other governmental department, commission, board bureau, agency or instrumentality, domestic or foreign, which may in any way materially adversely affect the performance of Seller’s obligations under this Agreement or the transactions contemplated hereby. There are no outstanding claims, suits, actions, judgments, orders, injunctions, decrees or awards against Seller in connection with the Purchased Assets, this Agreement or the transactions contemplated hereby that have not been satisfied in all material respects.

Section 4.5                  Title to Purchased Assets; AS IS

Seller has good and valid title to all of the Purchased Assets, as the case may be, free and clear of all Encumbrances. Buyer agrees that it is purchasing and will take possession of the Purchased Assets in their AS IS condition and that Buyer has been given the opportunity to conduct such investigations and inspections of the Purchased Assets as it deems necessary or appropriate.

{***} Confidential portions of this exhibit have been redacted and filed separately with the Commission pursuant to a confidential treatment request in accordance with Rule 24b-2 of the Securities Exchange Act of 1934, as amended

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Section 4.6                  Purchased Assets AS IS

SELLER DOES NOT MAKE ANY REPRESENTATIONS OR WARRANTIES THAT THE FDA WILL APPROVE ANY FILINGS FOR OR RELATED TO THE ANDAS TRANSFERRED HEREUNDER OR THAT BUYER WILL EVER BE ABLE TO PRODUCE A COMMERICALLY SALEABLE PRODUCT AS TO THE ANDAS. SELLER FURTHER MAKES NO REPRESENTATIONS AS TO THE ADEQUACY OR COMPLETENESS OF THE FORMULATION OR OTHER DATA UNDERLYING THE ANDAS AND FURTHER MAKES NO REPRESENTATION AS TO THE REGULATORY SUFFICIENCY OF THE ANDAS.

Section 4.7                  Intellectual Property.

Seller owns or possesses adequate and enforceable licenses or other rights to use all “Intellectual Property” as defined below, is not in default under any such licensing or similar agreement and has not received any notice or has knowledge of conflict with or infringement (or alleged infringement) of any rights of others. Seller has no notice or knowledge that any of the Intellectual Property is being infringed upon or appropriated by any third party. The use of any Intellectual Property and other technical or proprietary data related to the Purchased Assets has not required and does not require the payment of any royalty or similar payment to any person, firm or corporation, and, immediately following the Closing, Buyer will have good and marketable title thereto, free and clear of any Encumbrances. “Intellectual Property” means all inventions, improvements, patents, utility models, designs, trade names, trade dress, trade secrets, trademarks, service marks, copyrights, know-how and other proprietary rights (including all grants, registrations or applications therefor), and all goodwill associated therewith, relating to the Purchased Assets or necessary for exploitation of the Purchased Assets, including, without limitation, any trade name, trademark or service mark.

Section 4.8                  Full Disclosure

No representation or warranty of Seller in this Agreement (including the Schedules attached hereto) and no statement of Seller contained in any document or certificate contemplated by this Agreement, considered as a whole with all other representations, warranties and statements, contains or will contain any untrue statement of material fact or omits or will omit to state any material fact necessary, in light of the circumstances under which it was made, in order to make the statements herein or therein not misleading.

Section 4.9                  Exclusive Representations and Warranties

Other than the representations and warranties set forth in this Article 4VI, Seller is not making any other representations or warranties, express or implied, with respect to the Purchased Assets.

Article 5

REPRESENTATIONS OF BUYER

As of each of the Effective Date and Closing Date, Buyer hereby represents and warrants to Seller as follows:

{***} Confidential portions of this exhibit have been redacted and filed separately with the Commission pursuant to a confidential treatment request in accordance with Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

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Section 5.1                  Buyer’s Organization; Good Standing

Buyer is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. Buyer is not in arrears of any taxes and is not under investigation by any Governmental Entity. Buyer has requisite corporate power and authority to carry on its business as it is currently being conducted. Buyer is qualified to conduct business as a foreign corporation and is in good standing in every jurisdiction where the nature of the business conducted by it makes such qualification necessary, except where the failure to so qualify or be in good standing would not prevent or materially delay the consummation of the transactions contemplated hereby.

Section 5.2                  Authority; Execution and Delivery

Buyer has the corporate power and authority to enter into this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement by Buyer and the consummation of the transactions contemplated hereby have been authorized. This Agreement has been executed and delivered by Buyer and, assuming the due authorization, execution and delivery of this Agreement by Seller, constitutes the legal and binding obligation of Buyer, enforceable against Buyer in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer and other similar laws affecting creditors’ rights generally from time to time in effect and to general principles of equity (including concepts of materiality, reasonableness, good faith and fair dealing regardless) of whether considered in a proceeding in equity or at law.

Section 5.3                  Consents; Notices; No Violations, Etc.

The execution and delivery of this Agreement do not, and the consummation of the transactions contemplated hereby and the compliance with the terms hereof will not: (i) violate any Governmental Rule, (ii) conflict with any provision of the certificate of incorporation or by-laws of Buyer, (iii) result in a violation or breach of, or constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, cancellation or acceleration) under, or result in the creation of any Encumbrance upon any of the Purchased Assets (other than those imposed by the Security Agreement) under any of the terms, conditions or provisions of, any contract, agreement, plan, understanding, undertaking, commitment or arrangement, whether written or oral, any, note, bond, mortgage, indenture, lease, license, deed of trust, loan, or other agreement, instrument or obligation to which Buyer is a party or (iv) require any approval, authorization, consent, license, exemption, filing or registration with any court, arbitrator or Governmental Entity, except with respect to the foregoing clauses (i) and (iii), for such violations or conflicts which would not materially interfere with Buyer’s performance of its obligations hereunder or, with respect to the foregoing clause (iv), for such approvals, authorizations, consents, licenses, exemptions, filings or registrations which have been obtained or made or which, if not obtained or made, would not materially interfere with Buyer’s performance of its obligations hereunder.

Section 5.4                  Litigation

As of the date hereof, there is no suit, claim, action, investigation or proceeding pending or, to the knowledge of Buyer, threatened against Buyer or any of its Affiliates which if adversely determined would delay the ability of Buyer to perform any of its obligations hereunder.

{***} Confidential portions of this exhibit have been redacted and filed separately with the Commission pursuant to a confidential treatment request in accordance with Rule 24b-2 of the Securities Exchange Act of 1934, as amended

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Section 5.5                  Status of ANDAs

Buyer has reviewed each of the ANDAs, recognizes that they may be subject to additional scrutiny by the FDA as a result of the Consent Decree, and recognizes and assumes all risks and costs directly or indirectly associated with the ANDAs, obtaining FDA approval to transfer the manufacturing site for the ANDAs and the Products.

Section 5.6                  Assumption of Regulatory Commitments

From and after the Closing Date, Buyer will assume control of and responsibility for all costs, obligations and Liabilities arising from or related to, any commitments or obligations to any Governmental Entity involving the ANDAs and any of the other Purchased Assets.

Article 6

OTHER AGREEMENTS

Section 6.1                  Confidentiality

The parties agree that the exchange of confidential information and materials relating to the Purchased Assets and the terms and conditions contained in this Agreement shall be governed by the Mutual Confidential Disclosure Agreement, which is hereby incorporated herein by reference in its entirety.  The term of the Mutual Confidential Disclosure Agreement is hereby extended by the parties for five (5) years beyond the term of the Agreement.

Section 6.2                  Transfer of ANDAs and Technology Transfer Assistance

For a period of 30 days from and after the Closing Date, Seller will cooperate with Buyer in disclosing and copying any relevant records and reports which are required to be made, maintained and reported pursuant to Governmental Rules in the Territory with respect to the ANDA that is a part of the Purchased Assets, including ANDA documents, marketing and regulatory authorizations and a tech-transfer package containing analytical methods, master batch records, validation reports, Annual Product Reports, finished product and raw material specifications, and retain samples, in each case to the extent they are available. The Parties will make reasonable efforts to recover any missing regulatory documents (original ANDA and any amendments or supplements thereto) from FDA and to take any other actions required by the FDA to effect the transactions contemplated herein.

Section 6.3                  Intentionally left blank.

Section 6.4                  Further Action; Consents; Filings

Upon the terms and subject to the conditions hereof, Seller and Buyer will use their respective reasonable efforts to: (i) take, or cause to be taken, all actions necessary and proper under applicable Governmental Rules or otherwise to satisfy the conditions to ClosingXI and consummate and make effective the transactions contemplated by this Agreement, (ii) obtain from the requisite Governmental Entities any consents, licenses, permits, waivers, approvals, authorizations or orders required to be obtained or made in connection with the authorization, execution and delivery of this Agreement and the consummation of the transactions contemplated by this Agreement, and (iii) make all necessary filings, and thereafter make any other advisable submissions, with respect to this Agreement and the transactions contemplated by this Agreement required under any applicable Governmental Rules. The parties will cooperate with each other in connection with the making of all filings, including by providing all such non-confidential documents to the other party hereto and its advisors prior to filing and, if requested, by accepting all reasonable additions, deletions or changes suggested in connection therewith. Seller and Buyer will furnish all information required for any application or other filing to be made pursuant to the rules and regulations of any applicable Governmental Rules in connection with the transactions contemplated by this Agreement.

{***} Confidential portions of this exhibit have been redacted and filed separately with the Commission pursuant to a confidential treatment request in accordance with Rule 24b-2 of the Securities Exchange Act of 1934, as amended

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Article 7

TERMINATION AMENDMENT AND WAIVER

Section 7.1                  Termination

(a) This Agreement may be terminated and the transactions contemplated hereby abandoned at any time prior to the Closing:

(i)	by mutual written consent of Seller and Buyer; or

(ii)	by Buyer if any of the conditions set forth in Section 3.3 will have become incapable of fulfillment and will not have been waived by Buyer; or

(iii)	by Seller if any of the conditions set forth in Section 3.4 will have become incapable of fulfillment and will not have been waived by Seller,

provided, the party seeking termination pursuant to clause (ii) or (iii) is not in breach of any of its representations, warranties, covenants or agreements contained in this Agreement.

(b) In the event of termination of this Agreement by either party pursuant to this Section, written notice thereof will be given to the other party and the transactions contemplated by this Agreement will be terminated, without further action by either party. If this Agreement is terminated as provided herein:

(i)	Buyer will return the Purchased Assets and all documents and other material received from Seller relating to the Purchased Assets and to the transactions contemplated hereby, whether so obtained before or after the execution hereof, to Seller; and

(ii)	All confidential information received by Buyer with respect to Seller, the Purchased Assets will be continued to be treated confidential in accordance with the Mutual Confidential Disclosure Agreement.

{***} Confidential portions of this exhibit have been redacted and filed separately with the Commission pursuant to a confidential treatment request in accordance with Rule 24b-2 of the Securities Exchange Act of 1934, as amended

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Section 7.2                  Amendments and Waivers

This Agreement may not be amended except by an instrument in writing signed by both parties hereto. By an instrument in writing, Buyer, on the one hand, or Seller, on the other hand, may waive compliance by the other party with any term or provision of this Agreement that such other party was or is obligated to comply with perform.

Article 8

INDEMNIFICATION

Section 8.1                  Survival

All representations and warranties of Seller and Buyer contained herein or made pursuant hereto will survive the Closing Date for an indefinite period or until such time as Buyer and Seller shall mutually agree in writing. The covenants and agreements of the parties hereto contained in this Agreement will survive and remain in full force for the applicable periods described herein or, if no such period is specified, indefinitely. Any right of indemnification pursuant to this ArticleXIII with respect to a claimed breach of a representation, warranty, covenant, agreement or obligation shall expire only upon written release by the party whom such representation, warranty, covenant, agreement or obligation is owed. The provisions of this Section 8.113.1 will survive for so long as any other Section of this Agreement will survive.

Section 8.2                  Indemnification

(a) Seller Indemnification. Seller hereby agrees to indemnify and defend Buyer and its Affiliates, and their respective officers, directors and employees (the “Buyer Indemnified Parties”) against, and agrees to hold them harmless from, any Losses to the extent such Losses arise from or in connection with the following:

(i) breach or alleged breach by Seller and/or any of its Affiliates or successors in interest thereto of any representation or warranty made by it contained in this Agreement;

(ii) any breach or alleged breach by Seller and/or any of its Affiliates or successors in interest thereto of any of its covenants, agreements or obligations contained in this Agreement; or

(iii) events, conditions actions or circumstances arising prior to the Closing;

provided, that Seller’s aggregate liability in respect of all Losses suffered or incurred by Buyer Indemnified Parties shall not exceed, and Seller will have no obligation to compensate any Buyer Indemnified Party for Losses in excess of, an aggregate amount equal to the Purchase Price. Seller may satisfy any obligation hereunder to compensate Buyer Indemnified Parties by a reduction in the unpaid balance of the Purchase Note; and, if the amount of such Losses exceeds the unpaid portion of the Purchase Note, then, to the extent that any portion of the Purchase Price or the payments due on the Purchase Note have been paid in the form of shares of stock in Buyer, Seller may pay such excess Losses with shares of common stock in Buyer. If Seller elects to use common stock in Buyer to compensate the excess Losses suffered or incurred by the Buyer Indemnified Parties, then the value of each share shall be the average closing price of a share of Buyer’s common stock on the principal trading market on which such shares are then trading for the 10 trading days immediately preceding the date on which the shares are delivered in payment.

{***} Confidential portions of this exhibit have been redacted and filed separately with the Commission pursuant to a confidential treatment request in accordance with Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

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(b) Buyer Indemnification. Buyer hereby agrees to indemnify and defend Seller and its Affiliates and related companies, and their respective officers, directors and employees (the “Seller Indemnified Parties”) against, and agrees to hold them harmless from, any Losses to the extent such Losses arise from or in connection with the following:

(i) any breach or alleged breach by Buyer and/or any of its Affiliates or successors in interest of any representation or warranty made by it contained in this Agreement;

(ii) any breach or alleged breach by Buyer and/or any of its Affiliates or successors in interest of any of its covenants, agreements or obligations contained in this Agreement; or

(iii) any and all liability in connection with the use and sale of the Product(s) by Buyer or the ANDAs provided, that Buyer’s aggregate liability in respect of all Losses suffered or incurred by Seller Indemnified Parties shall not exceed, and Buyer will have no obligation to compensate any Seller Indemnified Party for Losses in excess of, an aggregate amount equal to the Purchase Price.

Section 8.3                  Procedure

(a)                In order for an Indemnified Party under this Article 8XIII (an “Indemnified Party”) to be entitled to any indemnification provided for under this Agreement, the Indemnified Party will, within a reasonable period of time following the discovery of the matters giving rise to any Losses, notify its applicable insurer and the indemnifying party under this Article XIII8 (the “Indemnifying Party”) in writing of its claim for indemnification for such Losses, specifying in reasonable detail the nature of the Losses and the amount of the liability estimated to accrue therefrom; provided, however, that failure to give notification will not affect the indemnification provided hereunder, except to the extent the Indemnifying Party will have been actually prejudiced as a result of the failure. Thereafter, the Indemnified Party will deliver to the Indemnifying Party, within a reasonable period of time after the Indemnified Party’s receipt of such request, all information, records and documentation reasonably requested by the Indemnifying Party with respect to such Losses. The Indemnifying Party shall control all litigation reflecting to the indemnification. Without limiting the foregoing, the Indemnified Party shall control choice of counsel, staffing, and all decisions to be made with the litigation.

(b)         If the indemnification sought pursuant hereto involves a claim made by a non-party against the Indemnified Party (a “Non-Party Claim”), the Indemnifying Party will be entitled to participate in the defense of such Non-Party Claim and, if it so chooses, to assume the defense of such Non-Party Claim with counsel selected by the Indemnifying Party. Should the Indemnifying Party so elect to assume the defense of a Non-Party Claim, the Indemnifying Party will not be liable to the Indemnified Party for any legal expenses subsequently incurred by the Indemnified Party in connection with the defense thereof. If the Indemnifying Party assumes such defense, the Indemnifying Party will control such defense. The Indemnifying Party will be liable for the reasonable fees and expenses of counsel employed by the Indemnified Party for any period during which the Indemnifying Party has not assumed the defense thereof (other than during any period in which the Indemnified Party will have failed to give notice of the Non-Party Claim as provided above). If the Indemnifying Party chooses to defend or prosecute a Non-Party Claim, all of the parties hereto will cooperate in the defense or prosecution thereof. Such cooperation will include the retention and (upon the Indemnifying Party’s request) the provision to the Indemnifying Party of records and information, which are reasonably relevant to such Non-Party Claim, and making employees available on a mutually convenient basis to provide additional information and explanation of any material provided hereunder. If the Indemnifying Party chooses to defend or prosecute any Non-Party Claim, the Indemnifying Party will seek the approval of the Indemnified Party (not to be unreasonably withheld) to any settlement, compromise or discharge of such Non-Party Claim the Indemnifying Party may recommend and which by its terms obligates the Indemnifying Party to pay the full amount of the liability in connection with such Non-Party Claim. Whether or not the Indemnifying Party will have assumed the defense of a Non-Party Claim, the Indemnified Party will not admit any liability with respect to, or settle, compromise or discharge, such Non-Party Claim without the Indemnifying Party’s prior written consent. The Indemnifying Party shall reimburse upon demand, all reasonable costs and expenses incurred by the Indemnified Party in cooperation with the defense or prosecution of the Non-Party Claim.

{***} Confidential portions of this exhibit have been redacted and filed separately with the Commission pursuant to a confidential treatment request in accordance with Rule 24b-2 of the Securities Exchange Act of 1934, as amended

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Section 8.4                  Exclusive Remedy.

The indemnification rights provided in this Article 8 shall constitute the sole and exclusive remedy with respect to all claims of any kind or nature related to, or arising out of, or in connection with, any breach of or inaccuracy in any representation, warranty or covenant contained in this Agreement (other than claims arising from fraud or intentional misrepresentation on the part of a party in connection with the transactions contemplated by this Agreement). Nothing in this Section 8.4 shall limit any party's right to seek and obtain any equitable relief, including specific performance, to which any party shall be entitled or to seek any remedy on account of any party's fraudulent or intentional misrepresentation.

Article 9

GENERAL PROVISIONS

Section 9.1                  Expenses

Except as otherwise specified in this Agreement, all costs and expenses, including fees and disbursements of counsel, financial advisors and accountants, incurred in connection with this Agreement and the transactions contemplated hereby will be paid by the party incurring such costs and expenses, whether or not the Closing will have occurred.

Section 9.2                  Further Assurances and Actions

Each of the parties hereto, upon the request of the other party hereto, whether before or after the Closing and without further consideration, will do, execute, acknowledge and deliver or cause to be done, executed, acknowledged or delivered all such further acts, deeds, documents, assignments, transfers, conveyances, powers of attorney and assurances as may be reasonably necessary to effect complete consummation of the transactions contemplated by this Agreement. Seller and Buyer agree to execute and deliver such other documents, certificates, agreements and other writings and to take such other actions as may be reasonably necessary in order to consummate or implement expeditiously the transactions contemplated by this Agreement.

{***} Confidential portions of this exhibit have been redacted and filed separately with the Commission pursuant to a confidential treatment request in accordance with Rule 24b-2 of the Securities Exchange Act of 1934, as amended

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Section 9.3                  Notices

All notices and other communications required or permitted to be given or made pursuant to this Agreement shall be in writing signed by the sender and shall be deemed duly given: (a) on the date delivered, if personally delivered, (b) on the date sent by facsimile with automatic confirmation by the transmitting machine showing the proper number of pages were transmitted without error, (c) on the Business Day after being sent by Federal Express or another recognized overnight mail service which utilizes a written form of receipt for next day or next business day delivery, or (d) upon receipt after mailing, if mailed by United States postage-prepaid certified or registered mail, return receipt requested, in each case addressed to the applicable party at the address set forth below: provided that a party may change its address for receiving notice by the proper giving of notice hereunder:

(a)	if to Seller, to:

Mikah Pharma LLC

20 Kilmer Drive

Hillsborough, New Jersey, 08844

Attention: Nasrat Hakim, President

Fax No.: (908) 450-1318

(b)	if to Buyer, to:

Elite Laboratories, Inc.
165 Ludlow Avenue
Northvale,	New Jersey 07647 60
Attn: Jerry Treppel

Fax No.: (201) 750-2755

With a courtesy copy, which shall not constitute notice hereunder, sent to:

Richard Feiner, Esq.

381 Park Avenue South

16th floor

New York, NY 10016

Attn: Richard Feiner
Fax No.: (917) 720-0863

Section 9.4                  Headings

The table of contents and headings contained in this Agreement are for reference purposes only and will not affect in any way the meaning or interpretation of this Agreement.

{***} Confidential portions of this exhibit have been redacted and filed separately with the Commission pursuant to a confidential treatment request in accordance with Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

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Section 9.5                  Severability

If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced under any law or public policy, all other terms and provisions of this Agreement will nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto will negotiate in good faith to modify this Agreement so as to effect the original intent of the parties hereto as closely as possible in an acceptable manner in order that the transactions contemplated hereby are consummated as originally contemplated to the greatest extent possible.

Section 9.6                  Counterparts

This Agreement may be executed in one (1) or more counterparts, all of which will be considered one and the same agreement and will become effective when one or more counterparts have been signed by each of the Parties hereto and delivered to the other parties hereto. This Agreement, once executed by a Party, may be delivered to the other Party hereto by facsimile or electronic transmission of a copy of this Agreement bearing the signature of the Party so delivering this Agreement. A faxed or electronically delivered signature shall have the same legally binding effect as an original signature.

Section 9.7                  Entire Agreement: No Non-Party Beneficiaries

This Agreement and the Exhibits and Schedules hereto constitute the entire agreement and supersede all prior agreements and understandings both written and oral (including any letter or intent, memorandum of understanding electronic communicators, e-mail or term sheet), between or among the parties hereto with respect to the subject matter hereof. Except as specifically provided herein or therein, such agreements are not intended to confer upon any non-party other than the parties hereto any rights or remedies hereunder or thereunder.

Section 9.8                  Governing Law

This Agreement and any and all matters arising directly or indirectly herefrom shall be governed by and construed and enforced in accordance with the laws of the State of New Jersey, U.S.A. applicable to agreements made and to be performed entirely in such state, without giving effect to the conflict of law principles thereof.

Section 9.9                  Jurisdiction, Venue, Service of Process

Buyer and Seller agree to irrevocably submit to the sole and exclusive jurisdiction of the state or federal courts in the state of New Jersey for any suit, action or other proceeding arising out of this Agreement or any transaction contemplated hereby. Notwithstanding the foregoing, only if such suit, action or other proceeding may not be brought in New Jersey, it may instead be brought in a Delaware court of appropriate jurisdiction. Each party agrees that service of any process, summons, notice or document by U.S. registered mail or recognized international courier service to such party’s address set forth in Section 14.3this Agreement shall be effective service of process.

{***} Confidential portions of this exhibit have been redacted and filed separately with the Commission pursuant to a confidential treatment request in accordance with Rule 24b-2 of the Securities Exchange Act of 1934, as amended

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Section 9.10              Specific Performance

The parties hereto agree that irreparable damage would occur in the event any provision of this Agreement were not performed in accordance with the terms hereof and that the parties will be entitled to specific performance of the terms hereof, in addition to any other remedy at law or in equity, without the necessity of demonstrating the inadequacy of monetary damages and without the posting of a bond.

Section 9.11              Force Majeure

Neither party will be in default of this Agreement to the extent that performance of its obligations (other than obligations to pay amounts owed under this Agreement) is delayed or prevented by reason of events or circumstances beyond its reasonable control, including without limitation, earthquake, flood or other acts of God, fire, explosion, terrorism, war, compliance with laws, regulations or governmental or judicial orders, labor disputes, unavailability of transportation (“Force Majeure”). Should either party be delayed in or prevented from performing any of its obligations under this Agreement by reason of Force Majeure, such party shall give prompt notice thereof to the other party and shall be obligated to perform the affected obligations within sixty (60) days after the Force Majeure ceases to delay or prevent performance thereof.

Section 9.12              Publicity

Neither party will make any public announcement concerning, or otherwise publicly disclose, any information with respect to the transactions contemplated by this Agreement or any of the terms and conditions hereof without the prior written consent of the other parties hereto. Notwithstanding the foregoing, either party may make any public disclosure concerning the transactions contemplated hereby that in the opinion of such party’s counsel may be required by law or the rules of any stock exchange on which such party’s or its Affiliates’ securities trade; provided, however, the party making such disclosure will provide the non-disclosing party with a copy of the intended disclosure reasonably, and to the extent practicable, prior to public dissemination, and the parties hereto will coordinate with one another regarding the timing, form and content of such disclosure. Notwithstanding the foregoing, after the Closing, Buyer may publicize its ability to market and sell the Product(s) without approval from Seller.

Section 9.13              Schedules and Exhibits.

The Schedules and all Exhibits attached hereto are hereby incorporated by reference into, and made a part of, this Agreement.

Section 9.14              Ambiguities.

Each Party and its counsel have participated fully in the review and revision of this Agreement. Any rule of construction to the effect that ambiguities are to be resolved against the drafting party shall not apply in interpreting this Agreement. The language in this Agreement shall be interpreted as to its fair meaning and not strictly for or against any Party.

{***} Confidential portions of this exhibit have been redacted and filed separately with the Commission pursuant to a confidential treatment request in accordance with Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

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Section 9.15              Assignment

Neither party may assign its rights or obligations under this Agreement without the prior written consent of the other party; provided, however, that either party may assign its rights and obligations under this Agreement, without the prior written consent of the other party, to an Affiliate or to a successor of the assignment party by reason of merger, sale of all or substantially all of its assets or any similar transaction. Any permitted assignee or successor-in-interest will assume all obligations of its assignor under this Agreement. No assignment will relieve either party of its responsibility for the performance of any obligation. This Agreement will be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns.

[signature page follows]

{***} Confidential portions of this exhibit have been redacted and filed separately with the Commission pursuant to a confidential treatment request in accordance with Rule 24b-2 of the Securities Exchange Act of 1934, as amended

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be signed by their respective representatives thereunto duly authorized, all as of the date first written above.

	MIKAH PHARMA LLC		ELITE LABORATORIES, INC.

By:	s/Nasrat Hakim	By:	s/Jerry Treppel
	Nasrat Hakim, President and CEO		Jerry Treppel, Chief Executive Officer

{***} Confidential portions of this exhibit have been redacted and filed separately with the Commission pursuant to a confidential treatment request in accordance with Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

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[Redacted Version]

Execution Copy: August 1, 2013

SCHEDULE 1

ABBREVIATED NEW DRUG APPLICATIONS

Number	Description	Status
{***}	{***}	Approved ANDA

{***}	{***}	Approved ANDA
{***}	{***}	Approved ANDA
{***}	{***}	Approved ANDA
{***}	{***}	Approved ANDA
{***}	{***}	Approved ANDA
{***}	{***}	Approved ANDA
{***}	{***}	Approved ANDA
{***}	{***}	Approved ANDA
{***}	{***}	Approved ANDA
{***}	{***}	Approved ANDA
{***}	{***}	Approved ANDA
Pending:
{***}	{***}	Pending ANDA

__________________________________

{***} Confidential portions of this exhibit have been redacted and filed separately with the Commission pursuant to a confidential treatment request in accordance with Rule 24b-2 of the Securities Exchange Act of 1934, as amended

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EXHIBIT A

BILL OF SALE

THIS BILL OF SALE, dated August 1, 2013, is executed by Mikah Pharma LLC (“Seller”), a limited liability company organized under the laws of Delaware in favor of Elite Laboratories, Inc. (“Buyer”), a corporation incorporated under the laws of Delaware, pursuant to the Asset Purchase Agreement, dated August 1, 2013 (the “Agreement”), by and between Seller and Buyer. Capitalized terms used but not defined herein have the meanings given to them in the Agreement.

i. The Agreement provides for, among other things, the sale of the Purchased Assets by Seller to Buyer.

ii. In consideration of the payment of the amounts set forth in the Agreement, Seller by this Bill of Sale does hereby, sell, transfer, assign and deliver to Buyer, all of its rights, title and interest in and to the Purchased Assets.

iii. Seller hereby represents that from time to time after the delivery of this instrument, at Buyer’s request and without further consideration, Seller will do, execute, acknowledge and deliver, or will cause to be done, executed, acknowledged and delivered, all such further acts, deeds, conveyances, transfers, assignments, powers of attorney and assurances as reasonably may be required more effectively to convey, transfer to and vest in Buyer, and to put Buyer in possession of, the Purchased Assets.

iv. This instrument is executed by, and will be binding upon, Seller and its successors and assigns for the uses and purposes set forth herein.

v. This Bill of Sale shall be construed and enforced in accordance with the laws of the State of New Jersey.

IN WITNESS WHEREOF, this Bill of Sale has been duly executed and delivered by Seller as of the date and year first written above.

MIKAH PHARMA LLC

By:	s/Nasrat Hakim
Nasrat Hakim, President and CEO

__________________________________

{***} Confidential portions of this exhibit have been redacted and filed separately with the Commission pursuant to a confidential treatment request in accordance with Rule 24b-2 of the Securities Exchange Act of 1934, as amended

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[Redacted Version]

Execution Copy: August 1, 2013

EXHIBIT B

FORM OF SECURED CONVERTIBLE PROMISSORY NOTE

__________________________________

{***} Confidential portions of this exhibit have been redacted and filed separately with the Commission pursuant to a confidential treatment request in accordance with Rule 24b-2 of the Securities Exchange Act of 1934, as amended

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[Redacted Version]

Execution Copy: August 1, 2013

EXHIBIT C

FORM OF ANDA SECURITY AGREEMENT

__________________________________

{***} Confidential portions of this exhibit have been redacted and filed separately with the Commission pursuant to a confidential treatment request in accordance with Rule 24b-2 of the Securities Exchange Act of 1934, as amended

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